Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS 1Q $17M NET INCOME DESPITE

CONTINUED WEAK INDUSTRY

Lower Manufacturing Costs, Higher Market Share Cited As Drivers

•	Positive performance in all segments contribute to 1Q net income
•	Company continues to increase market share, despite lower shipments

WARRENVILLE, Ill. (March 9, 2010) – Navistar International Corporation (NYSE: NAV) today reported financial results for its fiscal first quarter, ended Jan. 31, 2010. Net income attributable to Navistar International for the first quarter was $17 million, equal to $0.23 of diluted earnings per share in the face of lower revenues due in part to lower first-quarter military revenues. The first-quarter results reflect improved commercial performance and efforts to control costs over manufacturing expenses while the company continued its investments in the development of its 2010-emissions compliant engines.

“First quarter results reflect the progress we are making in the toughest of economic conditions and in a normally difficult seasonal quarter for our company due to fewer operating days,” said Daniel C. Ustian, Navistar’s chairman, president and chief executive officer. “And we were able to deliver those results while investing in the future. The last half of 2010 will provide opportunities for even better margins as we launch our 2010 EGR strategies.

“And as we move forward in 2010, we will continue to drive further cost improvements and are confident that the strategies we have put in place will help us achieve our goal for revenue and profitability, with $20 billion in revenue and $1.8 billion in manufacturing segment profit, when the market fully recovers,” Ustian added.

Navistar achieved a number of milestones, which comprise key building blocks for the future of the business. The company launched its first commercial trucks for the Indian market with joint venture partner Mahindra & Mahindra Ltd. (M&M). In December, Navistar also completed its acquisition of the concrete mixer manufacturing business of Continental Mfg. Company, Inc. In addition, the company saw its order share for its bus and Class 6-8 products grow to 51% for the first four months of the fiscal year. The company believes these initiatives and expansions will be key contributors to its future success.

“Our EGR message is resonating with the marketplace as evidenced by our continued strong market share levels,” said Ustian. “The breadth, depth and value of our product family is now being enhanced by an EGR solution that is gaining acceptance with the marketplace.”

During the 2010 first quarter, Navistar also managed research and development spending while at the same time positioning for tighter 2010 emission rules. Navistar said it is prepared for a successful engine launch in the months ahead as it continues on its path to meet the latest emissions requirements through its advanced EGR (exhaust gas recirculation) MaxxForce® engines. The company has already submitted several MaxxForce engine types to the U.S. Environmental Protection Agency for certification.

After the close of the first quarter, Navistar was awarded a U.S. military contract for $752 million to provide 1,050 enhanced International® MaxxPro® Dash Mine Resistant Ambush Protected (MRAP) vehicles, which will include the DXM™ independent suspension solution. The company said the addition of an independent suspension solution further improves unit mobility and is one of several capability insertions that will be incorporated into new vehicles in the future. In addition, the company will launch its new Class 4-5 commercial truck later this week.

Summary Financial Results
	First Quarter
(Dollars in Millions, except per share data)	2010	2009	Change
Sales & Revenues	$2,809	$2,970	($161)
Segment Results
Truck	$35	$114	($79)
Engine	$54*	($7)**	$61
Parts	$79	$104	($25)
Manufacturing Segment Profit	$168*	$211**	($43)
Income Before Taxes	$38*	$37**	$1
Net Income Attributable to Navistar International Corporation	$17*	$48**	($31)
Diluted Earnings Per Share Attributable to Navistar International Corporation	$0.23*	$0.67**	($0.44)

*       Includes a benefit of $17 million related to Ford and other related costs primarily due to the settlement of a portion of other contractual costs.

**     Excludes the impact of the company’s settlement with Ford and other related costs. See SEC Regulation G for additional information.

Total net income for the first quarter a year ago was $234 million, equal to $3.27 of diluted earnings per share, including the impact of the company’s settlement with Ford and other related charges.

The company anticipates that total truck industry retail sales volume for Class 6-8 trucks and school buses in the United States and Canada for the year ending Oct. 31, 2010, will be in the range of 195,000 to 215,000 units. As previously reported, net income attributable to Navistar International Corporation for the fiscal year ending Oct. 31, 2010, should be in the range of $127 million, or $1.75 per diluted share, and $163 million, or $2.25 per diluted share. Future guidance will be re-evaluated pending scheduled finalization of the military’s capability insertion.

Segment Results

Truck — For the first quarter ended Jan. 31, 2010, the Truck segment realized a 31 percent market share for its Class 6-8 trucks and school buses in the United States and Canada although quarterly shipments were low. For the first quarter, Truck reported a segment profit of $35 million driven primarily by reductions in its product costs offset by lower MRAP sales, compared with a year-ago first quarter segment profit of $114 million.

Engine — The Engine segment delivered a $54 million segment profit in the 2010 first quarter on higher-than-expected demand in Brazil and from Ford in anticipation of the Dec. 31, 2009 expiration of the company’s contract to supply diesel engines in the U.S. and Canada. This is compared with a year-ago first quarter segment profit of $189 million, which was favorably impacted by the Ford settlement and other related charges. Other factors contributing to first-quarter profit included the growth of the company’s South American business, an increase in price per engine and actions taken to contain SG&A expenses.

Parts — Despite flat industry volume, the commercial business delivered improvement in profits, which partially offset the impact of lower military sales. The Parts segment reported a first-quarter segment profit of $79 million, compared with a year-ago segment profit of $104 million.

Financial Services — Although the economic climate in the U.S. and Mexican markets remains challenging for the financing arm of Navistar, our dealers and our customers, the financial services segment continues to demonstrate year-over-year improvements as it delivered a first-quarter segment profit of $12 million, compared with a segment loss of $1 million a year ago. Navistar Financial Corporation (NFC) continues to demonstrate its ability to access diversified funding sources to help Navistar dealers and customers finance equipment. The company reported earlier today an expanded financing relationship under which GE Capital will become Navistar’s preferred provider of retail financing solutions to support sales of Navistar trucks and school buses in the U.S.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2009, which was filed on December 21, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended January 31,
(in millions, except per share data)	2010	2009
Sales and revenues
Sales of manufactured products, net	$2,758	$2,895
Finance revenues	51	75

Sales and revenues, net	2,809	2,970

Costs and expenses
Costs of products sold	2,262	2,323
Restructuring charges	(17)	58
Selling, general and administrative expenses	338	376
Engineering and product development costs	109	108
Interest expense	67	93
Other expense (income), net	6	(198)

Total costs and expenses	2,765	2,760
Equity in (loss) income of non-consolidated affiliates	(6)	17

Income before income tax benefit (expense)	38	227
Income tax benefit (expense)	(8)	7

Net income	30	234
Net income attributable to non-controlling interests	(13)	—

Net income attributable to Navistar International Corporation	$17	$234

Earnings per share attributable to Navistar International Corporation:
Basic	$0.24	$3.28
Diluted	0.23	3.27
Weighted average shares outstanding:
Basic	71.2	71.5
Diluted	72.1	71.6

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	January 31, 2010	October 31, 2009
(in millions, except per share data)	(Unaudited)	(Revised)
ASSETS
Current assets
Cash and cash equivalents	$690	$1,212
Marketable securities	50	—
Trade and other receivables, net	692	855
Finance receivables, net	1,485	1,706
Inventories	1,734	1,666
Deferred taxes, net	106	107
Other current assets	211	202

Total current assets	4,968	5,748
Restricted cash and cash equivalents	422	485
Trade and other receivables, net	26	26
Finance receivables, net	1,435	1,498
Investments in non-consolidated affiliates	80	62
Property and equipment (net of accumulated depreciation and amortization of $1,807 and $1,765, at the respective dates)	1,442	1,467
Goodwill	311	318
Intangible assets (net of accumulated amortization of $106 and $101, at the respective dates)	279	264
Deferred taxes, net	56	52
Other noncurrent assets	107	103

Total assets	$9,126	$10,023

LIABILITIES, REDEEMABLE EQUITY SECURITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,023	$1,136
Accounts payable	1,580	1,872
Other current liabilities	1,088	1,177

Total current liabilities	3,691	4,185
Long-term debt	3,761	4,156
Postretirement benefits liabilities	2,551	2,570
Deferred taxes, net	169	142
Other noncurrent liabilities	576	599

Total liabilities	10,748	11,652
Redeemable equity securities	12	13
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,187	2,181
Accumulated deficit	(2,055)	(2,072)
Accumulated other comprehensive loss	(1,689)	(1,674)
Common stock held in treasury, at cost (4.5 and 4.7 shares, at the respective dates)	(145)	(149)

Total stockholders’ deficit attributable to Navistar International Corporation	(1,691)	(1,703)
Stockholders’ equity attributable to non-controlling interests	57	61

Total stockholders’ deficit	(1,634)	(1,642)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$9,126	$10,023

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended January 31,
(in millions)	2010	2009
Cash flows from operating activities
Net income	$30	$234
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	66	67
Depreciation of equipment leased to others	13	12
Deferred taxes	27	2
Amortization of debt issuance costs and discount	11	4
Stock-based compensation	10	7
Provision for doubtful accounts	14	2
Equity in income of non-consolidated affiliates	6	(17)
Dividends from non-consolidated affiliates	1	24
Loss on sales of affiliates	—	1
Loss on sale of property and equipment	1	10
Losses on sale of finance receivables	16	15
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	(70)	(37)

Net cash provided by operating activities	125	324

Cash flows from investing activities
Purchases of marketable securities	(378)	(199)
Sales or maturities of marketable securities	328	52
Net change in restricted cash and cash equivalents	63	158
Capital expenditures	(40)	(38)
Purchase of equipment leased to others	(21)	(16)
Proceeds from sales of property and equipment	4	2
Investments to non-consolidated affiliates	(30)	(12)
Proceeds from sales of affiliates	—	3
Acquisition of intangibles	(11)	—
Business acquisitions, net of cash received	(2)	—

Net cash used in investing activities	(87)	(50)

Cash flows from financing activities
Proceeds from issuance of securitized debt	239	12
Principal payments on securitized debt	(276)	(331)
Proceeds from issuance of non-securitized debt	471	146
Principal payments on non-securitized debt	(43)	(228)
Net decrease in notes and debt outstanding under revolving credit facilities	(885)	(215)
Principal payments under financing arrangements and capital lease obligations	(22)	(10)
Debt issuance costs	(21)	(1)
Proceeds from exercise of stock options	2	—
Dividends paid by subsidiaries to non-controlling interest	(19)	—
Stock repurchases	—	(4)

Net cash provided by used in financing activities	(554)	(631)

Effect of exchange rate changes on cash and cash equivalents	(6)	(7)

Decrease in cash and cash equivalents	(522)	(364)
Cash and cash equivalents at beginning of period	1,212	861

Cash and cash equivalents at end of the period	$690	$497

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) excluding income tax expense. Selected financial information is as follows:

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2010
External sales and revenues, net	$1,716	$625	$417	$51	$—	$2,809
Intersegment sales and revenues	1	196	50	24	(271)	—

Total sales and revenues, net	$1,717	$821	$467	$75	$(271)	$2,809

Depreciation and amortization	$41	$26	$2	$7	$3	$79
Interest expense	—	—	—	32	35	67
Equity in income (loss) of non-consolidated affiliates	(7)	—	1	—	—	(6)
Income (loss) before income tax	$35	$67	$79	$12	$(155)	$38
Net income attributable to non-controlling interest	—	(13)	—	—	—	(13)

Segment profit (loss)	$35	$54	$79	$12	$(155)	$25

Capital expenditures(B)	$14	$22	$2	$—	$2	$40
Three Months Ended January 31, 2009
External sales and revenues, net	$2,061	$349	$485	$75	$—	$2,970
Intersegment sales and revenues	1	160	55	18	(234)	—

Total sales and revenues, net	$2,062	$509	$540	$93	$(234)	$2,970

Depreciation and amortization	$40	$27	$2	$6	$4	$79
Interest expense	—	—	—	64	29	93
Equity in income (loss) of non-consolidated affiliates	(7)	22	2	—	—	17
Segment profit (loss)	114	189	104	(1)	(179)	227
Capital expenditures(B)	15	19	3	—	1	38
As of January 31, 2010
Segment assets	$2,625	$1,455	$607	$3,777	$662	$9,126
As of October 31, 2009
Segment assets	2,660	1,517	664	4,136	1,046	10,023

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $70 million and $82 million for the three months ended January 31, 2010 and 2009, respectively.

(B)	Exclusive of purchase of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	2009 Q1
	Non GAAP	Non GAAP	As Reported
	Without Impacts	Impacts	With Impacts
Sales and revenues, net ($billions)			$3.0
($millions)
Manufacturing segment profit * (excluding items listed below)	$211	$—	$211
Ford settlement net of related charges (in Engine segment)	—	196	196
Manufacturing segment profit	211	196	407
Below the line items	(174)	(6)	(180)
Income before income tax	37	190	227
Income tax benefit (expense)	11	(4)	7
Net Income attributable to Navistar International Corporation	$48	$186	$234
Diluted earnings per share ($s) attributable to Navistar International Corporation	$0.67	$2.60	$3.27
Weighted average shares outstanding: diluted (millions)	71.6	71.6	71.6
* Includes: non-controlling interest in net income of subsidiaries